EXHIBIT 3.08

                             BY-LAWS

                               OF

                 PANDA INTERHOLDING CORPORATION

                            ARTICLE I
                             Offices

          The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, Wilmington, Delaware 19801, and the name of the registered agent of the Corporation at such office is The Corporation Trust Company. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors (the "Board") may from time to time determine.

                           ARTICLE II
                    Meetings of Stockholders

          Section 1. Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held in Dallas, Texas, or at such other place within or without the State of Delaware as may be specified in the notice of meeting or the waiver thereof.

          Section 2. Special Meetings. A special meeting of the stockholders of the Corporation may be called by the President and shall be called by the President, the Secretary or an Assistant Secretary when directed to do so by resolution of the Board at a duly convened meeting of the Board, or at the request in writing of a majority of the Board. Such request shall state the purpose or purposes of the proposed meeting. Special meetings shall be held in Dallas, Texas, or at such place within or without the State of Delaware as may be specified in the notice of meeting or waiver thereof. Business transacted at all special meetings shall be confined to the purposes stated in the notice of meeting.

          Section 3. Notice of Meetings. Written notice of every meeting of the stockholders shall be given by or under the direction of the Secretary or an Assistant Secretary, either personally or by mail, upon each stockholder of record entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the meeting. In the event of the death, absence, incapacity or refusal of the specified officer, notice of a meeting may be given by a person designated by the Secretary or an Assistant Secretary, the person or persons requesting the meeting or the Board. If mailed, the notice of a meeting shall be directed to a stockholder at his address as it appears on the records of the Corporation. The notice of every meeting of the stockholders shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called.

          Section 4. Quorum. At all meetings of stockholders, a majority of the issued and outstanding stock entitled to vote present in person or by proxy shall constitute a quorum. If such quorum is not present, the stockholders present thereat may adjourn the meeting from time to time without notice, other than the announcement at the meeting of the date, time and place of the adjourned meeting, until a quorum is present, and thereupon any business may be transacted at the adjourned meeting which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 5.  Voting.  At every meeting of the
stockholders, except as may be otherwise provided in the Certificate of Incorporation, every stockholder of the Corporation entitled to vote thereat shall be entitled to one (1) vote for each share of stock entitled to vote standing in his name on the books of the Corporation on the record date as determined in accordance with Article V, Section 4 of these By-Laws. Directors shall be elected by a plurality of the votes cast at a meeting of stockholders (at which a quorum is present) by the holders of shares entitled to vote in the election, except as otherwise required by law or by the Certificate of Incorporation of the Corporation. Whenever any corporate action, other than the election of directors, is to be taken by vote of the stockholders, it shall be authorized by a majority of the votes cast at a meeting of stockholders (at which a quorum is present) by the holders of shares entitled to vote thereon (except as otherwise required by law, the Certificate of Incorporation of the Corporation, these By-Laws or any regulations of any security exchange). The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine such stock ledger, the list required by Article II, Section 9 of these By-Laws or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders. Upon the demand of any stockholder entitled to vote, the vote at any election of directors, or the vote upon any question before a meeting, shall be by ballot, but otherwise the method of voting shall be discretionary with the presiding officer at the meeting.

          Section 6. Presiding Officer and Secretary. At all meetings of the stockholders, the Chairman of the Board, or if such office be vacant or such person be absent, the President of the Corporation, or in such person's absence a Vice President, or if none be present the appointee of the meeting, shall preside. The Secretary of the Corporation, or in such person's absence an Assistant Secretary, or if none be present the appointee of the Presiding Officer of the meeting, shall act as Secretary of the meeting.

          Section 7. Proxies. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy shall be voted after three (3) years from its date unless such proxy provides for a longer period. Every proxy must be executed in writing by the stockholder himself or by his duly authorized attorney, and dated, but need not be sealed, witnessed or acknowledged. Proxies shall be delivered to the Secretary of the meeting before the meeting begins or to the Judges at the meeting. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

          Section 8.  Judges.  At each meeting of the
stockholders at which the vote for directors, or the vote upon any question before the meeting, is taken by ballot, the polls shall be opened and closed by, and the proxies and ballots shall be received and taken in charge by, and all questions touching on the qualifications of voters and the validity of proxies and the acceptance and rejection of the same shall be decided by, two (2) Judges. Such Judges may be appointed by the Board before the meeting but if no such appointment shall have been made, they shall be appointed by the meeting. If for any reason any Judge previously appointed shall fail to attend or refuse or be unable to serve, a Judge in his or her place shall be appointed by the meeting. Any appointment of Judges by the meeting shall be by per capita vote of the stockholders present and entitled to vote.

          Section 9. List of Stockholders. At least ten (10) days prior to every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each, shall be prepared by the Secretary or an Assistant Secretary. Such list shall be open to examination at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is held and shall be open, during normal business hours for a period of ten (10) days prior to the meeting, to the examination of any stockholder for any purpose germane to the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

          Section 10. Consent of Stockholders in Lieu of Meeting. Any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if one or more consents in writing, setting forth the action so taken and signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, are delivered to the Corporation by delivery to its registered office in the State of Delaware by hand or by certified or registered mail, return receipt requested, or to its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.
Every written consent shall bear the date of signature of each stockholder signing the consent and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by a sufficient number of stockholders to take the action are delivered to the Corporation, in the manner required by law, within sixty (60) days of the earliest dated consent so delivered. Prompt notice of the taking of such action shall be given to each stockholder that did not consent in writing.

                           ARTICLE III
             Directors and the Independent Director

          Section 1. Number and Election. The number of directors may be increased or decreased from time to time by the stockholders or by the Board; provided, in addition, that at all times the Corporation shall have at least one (1) individual designated as the "Independent Director" who shall possess only those rights granted to, and be subject to those duties imposed on, such Independent Director pursuant to this Article III and the Certificate of Incorporation of the Corporation, who shall be elected in the same manner as the directors and who shall not have been at the time of such Independent Director's election or at any time in the preceding five (5) years (a) a direct or indirect legal or beneficial owner in the Corporation or any of its Affiliates or a member of the immediate family of any such owner, (b) a creditor, supplier, officer, director, promoter, underwriter, manager or contractor of the Corporation or any of its Affiliates or a member of the immediate family of any such officer or director or (c) a person, or a member of the immediate family of a person, who is employed by the Corporation (other than in his capacity as Independent Director) or its Affiliates or any creditor, supplier, employee, stockholder, officer, director, promoter, underwriter, manager or contractor of the Corporation or its Affiliates; provided, that such Independent Director may be an "independent director" of one or more single purpose, independent entities owned or controlled by Panda Energy International, Inc. or any of its Affiliates. As used herein, the term "Affiliate" shall mean, with respect to any person or entity, any other person or entity which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such person or entity. The term "control" (including the correlative term "controlled") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting stock, by contract or otherwise. The Independent Director shall be entitled to all rights and benefits of a director of the Corporation (i) in respect of indemnification by the Corporation as provided in the Certificate of Incorporation, these By-Laws and the General Corporation Law of the State of Delaware and (ii) under Article EIGHTH of the Certificate of Incorporation. The Independent Director shall also be subject to all duties imposed on a director of the Corporation by the General Corporation Law of the State of Delaware. Except as provided by law or these By-Laws, the members of the Board and the Independent Director shall be elected at each annual meeting of the stockholders. If for any reason any annual election shall not be held on the day designated by these By-Laws, the Board shall cause such election to be held as soon thereafter as convenient. Except as otherwise provided in the Certificate of Incorporation or these By-Laws, at each meeting of the stockholders for the election of directors and the Independent Director at which a quorum shall be present, the persons (not exceeding the then authorized number of directors) receiving a plurality of the votes cast shall be elected directors or the Independent Director, as the case may be. Except as otherwise provided by law, the term of office of each director and the Independent Director shall be from the time of his election and qualification until the annual meeting of stockholders next succeeding his election and until his successor shall have been duly elected and shall have qualified; provided, that any director and the Independent Director may be removed without cause before the expiration of his term by the vote of a majority of the issued and outstanding stock entitled to vote at any special meeting called for the purpose; provided, further, that in the case of a removal of the Independent Director, a successor Independent Director shall at the same time be elected by the stockholders. A director need not be a stockholder.

          Section 2. Vacancies. Any vacancy in the Board caused by death, resignation, disqualification, removal, an increase in the number of directors (caused by the Board or otherwise) or any other cause may be filled by a majority of the directors then in office although less than a quorum or by a sole remaining director, or by the stockholders. If for any reason there is a vacancy in the office of Independent Director, the stockholders shall promptly cause the office to be filled. When one or more directors shall resign from the Board effective at a future date, a majority of the directors (but not the Independent Director) then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

          Section 3.  Resignations.  Any director and the
Independent Director may resign from his office at any time by delivering his resignation in writing to the Corporation, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

          Section 4. Meetings. The Board may hold its meetings in such place or places within or without the State of Delaware as the Board from time to time by resolution may determine or as shall be specified in the respective notices or waivers of notice thereof, and the directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation not inconsistent with these By-Laws or the Certificate of Incorporation as they may deem proper. The Board from time to time by resolution may fix a time and place (or varying times and places) for the annual and other regular meetings of the Board; provided, that unless a time and place is so fixed for any annual meeting of the Board, the same shall be held immediately following the annual meeting of the stockholders at the same place at which such meeting shall have been held; provided, further, that the Independent Director shall have no right to notice of or to attend any meeting of the Board, except that the Independent Director shall be entitled to notice of and to attend that portion of any meeting of the Board at which any matter is to be considered by the Board upon which the approval of the Independent Director is required. No notice of the annual or other regular meetings of the Board need be given. Other meetings of the Board shall be held whenever called by the Chairman of the Board or by the President or by one-third (1/3) of the directors then in office, and the Secretary or an Assistant Secretary shall give notice of each such meeting to each director not later than the day before the day of the meeting, personally or by mailing, telecopying or telephoning such notice to him at his address as it appears on the books of the Corporation or by leaving such notice at his residence or usual place of business. No notice of a meeting need be given if all the directors are present in person. Any business may be transacted at any meeting of the Board, whether or not specified in a notice of the meeting.

          Section 5. Meetings by Conference Telephone. Members of the Board, or any committee designated by the Board, and, when required, the Independent Director, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting. The Chairman of the Board or the Secretary of the meeting shall make certain that all persons participating in the meeting (i) can hear each other and (ii) understand that their participation will constitute a meeting of the Board or such committee.

          Section 6. Unanimous Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if a written consent thereto is signed by all of the members of the Board entitled to vote on such action and, if required, the Independent Director, and such written consent is filed with the minutes of proceedings of the Board.

          Section 7. Quorum. In no circumstance shall the Independent Director be entitled to consider or vote on any matter proposed at a meeting of the Board of Directors or committee thereof, or consent to action on any such matter, other than the matters set forth in Article SIXTH of the Certificate of Incorporation and Article III, Section 8 of these By-Laws. For all other matters a quorum shall be determined without taking the Independent Director into account. If there be less than a quorum at any meeting of the Board, a majority of those present (or if only one (1) be present, then that one (1)) may adjourn the meeting from time to time, and no further notice thereof need be given other than announcement at the meeting which shall be so adjourned of the time of, and the place to which, the meeting is adjourned.

          Section 8. Voting. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Notwithstanding the foregoing, pursuant to Section 141(a) of the General Corporation Law of the State of Delaware, the Corporation and/or the Board shall not, without the affirmative vote or written consent of all of the directors and the Independent
Director:

          (a) file a petition for relief under the United States Bankruptcy Code, as amended, make an assignment for the benefit of creditors, apply for the appointment of a custodian, receiver or trustee for the Corporation or any of the Corporation's property, consent to any other bankruptcy or similar proceeding, consent to the filing of such proceeding or admit in writing the Corporation's inability to pay its debts generally as they become due;

          (b)  commence the dissolution, liquidation,
     consolidation, merger or sale of all or substantially all of the assets of the Corporation;

          (c) amend the Certificate of Incorporation, including without limitation Article THIRD thereof, in such a manner as either to broaden the business purpose of the Corporation or otherwise adversely to affect the existence of the Corporation as a single purpose, independent entity, or amend paragraph 4, 5, 6 or 7 of Article SIXTH of the Certificate of Incorporation; or

          (d) engage in any business or activity other than as set forth in Article THIRD of the Certificate of Incorporation.

          Section 9.  Compensation.  The Board shall have
authority to fix the compensation of directors and the Independent Director for acting in either their respective capacity or any other capacity.

          Section 10. Committees. The Board may from time to time designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. To the extent provided in any such resolution, any such committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers which may require it, and the power and authority to declare dividends and to authorize the issuance of stock; provided, that no such committee shall have any power or authority to amend the Certificate of Incorporation, to adopt any agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the assets and properties of the Corporation, to recommend to the stockholders a dissolution of the Corporation or revocation of a dissolution or to amend these By-Laws. Any action required or permitted to be taken at any meeting of a committee may be taken without a meeting if a written consent thereto is signed by all members of such committee and such written consent is filed with the minutes of proceedings of the committee.

                           ARTICLE IV
                       Officers and Agents

          Section 1. General Provisions. The officers of the Corporation shall be a President, a Treasurer and a Secretary, and may include a Chairman of the Board, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries, all of whom shall be appointed by the Board as soon as may be practicable after the election of directors in each year. Any two offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these By-Laws to be executed, acknowledged or verified by any two or more officers. Each of such officers shall serve until the annual meeting of the Board next succeeding his appointment and until his successor shall have been chosen and shall have qualified. The Board may appoint such officers, agents and employees as it may deem necessary or proper who shall respectively have such authority and perform such duties as may from time to time be prescribed by the Board. All officers, agents and employees appointed by the Board shall be subject to removal at any time by the affirmative vote of a majority of the Board. Other agents and employees may be removed at any time by the Board, by the officer appointing them or by any other superior officer upon whom such power of removal may be conferred by the Board. The salaries of the officers of the Corporation shall be fixed by the Board but this power may be delegated to any officer. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

          Section 2. The Chairman of the Board. The Chairman of the Board shall be a member of the Board and shall preside at its meetings and at all meetings of stockholders. He shall keep in close touch with the administration of the affairs of the Corporation and supervise its general policies. He shall see that the acts of the executive officers conform to the policies of the Corporation as determined by the Board and shall perform such other duties as may from time to time be assigned to him by the Board.

          Section 3. The President. The President shall, subject to the direction and under the supervision of the Board, be the principal executive officer of the Corporation and shall have general charge of the business and affairs of the Corporation and shall keep the Board fully advised. If the office of Chairman of the Board be vacant or if the Chairman of the Board be absent, the President shall preside at meetings of the stockholders and of the Board. At the direction of the Board, he shall have power in the name of the Corporation and on its behalf to execute any and all deeds, mortgages, contracts, agreements and other instruments in writing. He shall employ and discharge employees and agents of the Corporation, except such as shall hold their offices by appointment of the Board, but he may delegate these powers to other officers as to employees under their immediate supervision. He shall have such powers and perform such duties as generally pertain to the office of President as well as such further powers and duties as may be prescribed by the Board.

          Section 4. Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board or the President may from time to time prescribe and shall perform such other duties as may be prescribed in these By-Laws. In the absence or inability to act of the President, the Vice President next in order as designated by the Board or, in the absence of such designation, senior in length of service in such capacity, who shall be present and able to act, shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Board. The performance of any duty by a Vice President shall be conclusive evidence of his power to act.

          Section 5. The Treasurer. The Treasurer shall have the care and custody of all funds and securities of the Corporation which may come into his hands and shall deposit the same to the credit of the Corporation in such bank or banks or other depositary or depositaries as the Board may designate. He may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. He shall render an account of his transactions to the Board as often as it shall require the same, shall at all reasonable times exhibit his books and accounts to any director and shall cause to be entered regularly in books kept for that purpose full and accurate account of all moneys received and disbursed by him on account of the Corporation. He shall, if required by the Board, give the Corporation a bond in such sums and with such sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of his duties and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. He shall have such further powers and duties as are incident to the position of Treasurer, subject to the control of the Board. The Treasurer may also be the Secretary.

          Section 6. The Secretary. The Secretary shall record the proceedings of meetings of the Board and of the stockholders in a book kept for that purpose and shall attend to the giving and serving of all notices of the Corporation. He shall have custody of the seal of the Corporation and shall affix the seal (if any) to all certificates of shares of stock of the Corporation (if required by the form of such certificates) and to such other papers or documents as may be proper and, when the seal is so affixed, he shall attest the same by his signature wherever required. He shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board may direct. He shall, in general, perform all duties of Secretary, subject to the control of the Board.
The Secretary may also be the Treasurer.

          Section 7. Assistant Treasurers. In the absence or inability of the Treasurer to act, any Assistant Treasurer may perform all of the duties and exercise all of the powers of the Treasurer, subject to the control of the Board. The performance of any such duty shall be conclusive evidence of his power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board may from time to time assign to him.

          Section 8. Assistant Secretaries. In the absence or inability of the Secretary to act, any Assistant Secretary may perform all of the duties and exercise all of the powers of the Secretary, subject to the control of the Board. The performance of any such duty shall be conclusive evidence of his power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board may from time to time assign to him.

          Section 9.  Other Officers.  Other officers shall
perform such duties and have such powers as may from time to time be assigned to them by the Board.

          Section 10. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may confer, for the time being, the powers and duties, or any of them, of such officer upon any other officer or upon any director.

          Section 11. Proxies in Respect of Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or an agent or agents to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or to consent in respect of such stock or other securities, and the President or any Vice President may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and the President or any Vice President may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies, powers of attorney or other written instruments as he may deem necessary in order that the Corporation may exercise such powers and rights.

                            ARTICLE V
                          Capital Stock

          Section 1. Certificates for Shares. Certificates for shares of stock of the Corporation certifying the number and class of shares owned shall be issued to each stockholder in such form, not inconsistent with the Certificate of Incorporation and these By-Laws, as shall be approved by the Board. The certificates for the shares of each class shall be numbered and registered in the order in which they are issued and shall be signed by the Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. All certificates exchanged or returned to the Corporation shall be canceled.

          Section 2. Transfer of Shares of Stock. Transfers of shares shall be made only upon the books of the Corporation by the holder, in person or by his attorney lawfully constituted in writing, and on the surrender of the certificate or certificates for such shares properly assigned. The Board shall have the power to make all such rules and regulations, not inconsistent with the Certificate of Incorporation and these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

          Section 3.  Lost, Stolen or Destroyed Certificates.
The Board, in its discretion, may issue a new certificate of stock in place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed, and may require the owner of any certificate of stock alleged to have been lost, stolen or destroyed, or his legal representative, to give the Corporation a bond in such sum as the Board may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any certificate or the issuance of such new certificate. Proper evidence of such loss, theft or destruction shall be procured if required by the Board. The Board in its discretion may refuse to issue such new certificate save upon the order of a court having jurisdiction in such matters.

          Section 4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor fewer than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed:

          (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be at the close of business on the day on which the first written consent is expressed.

          (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, that the Board may fix a new record date for the adjourned meeting.

                           ARTICLE VI
                         Indemnification

          Section 1. Mandatory Indemnification of Officers, Directors, the Independent Director, Employees and Agents. Except to the extent prohibited by law and except as herein provided, the directors, officers, employees, agents and the Independent Director of the Corporation shall be entitled to the following rights with respect to indemnification:

          (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or is or may become involved in (as a party or otherwise), any threatened, pending or completed action, suit or proceeding, or any appeal taken therefrom, whether civil, criminal, administrative or investigative (a "Proceeding") (other than an action by or in the right of the Corporation), by reason of the fact that he or she (i) is or was a director, Independent Director or officer of the Corporation, (ii) is or was a director, Independent Director or officer of the Corporation and is or was serving any other corporation or any partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans) in any capacity at the request of the Corporation or (iii) is or was serving as a director, "independent director" or officer of any other corporation or is or was serving any partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans) in a comparable capacity, at the request of the Corporation, against all expenses, liability and loss (including without limitation fees and disbursements of attorneys, accountants and expert witnesses, court costs, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) (collectively, "Expenses, Liability and Loss") actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Corporation (or with respect to employee benefit plans, in a manner such person reasonably believed to be in the best interest of the participants and beneficiaries) and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          (b)  Except as provided in Section 4(a), the
     Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or is or may become involved in (as a party or otherwise), any threatened, pending or completed action, suit or proceeding, or any appeal taken therefrom by or in the right of the Corporation to procure a judgment in its favor (a "Derivative Action") by reason of the fact that he or she (i) is or was a director, Independent Director or officer of the Corporation, (ii) is or was a director, Independent Director or officer of the Corporation and is or was serving as a director or officer of any other corporation, or is or was serving any partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans) in a comparable capacity, at the request of the Corporation or (iii) is or was serving as a director, "independent director" or officer of any other corporation, or is or was serving any partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans) in a comparable capacity, at the request of the Corporation, against expenses (including fees and disbursements of attorneys, accountants and expert witnesses and court costs) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation (or with respect to employee benefit plans, in a manner such person believed to be in the best interest of the participants and beneficiaries).

          (c) The right of each director, Independent Director and officer of the Corporation to indemnification hereunder
     (x) shall pertain both as to action or omission to act in his or her official capacity and as to action or omission to act in another capacity while holding such office, (y) shall be a contract right and (z) shall include the right to be paid by the Corporation the expenses incurred in any such Proceeding or Derivative Action in advance of the final disposition of such Proceeding or Derivative Action upon delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it should be ultimately determined that such person is not entitled to indemnification hereunder or otherwise.

          (d) The right of each employee or agent of the Corporation serving as a director or officer of any other corporation or any partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans) in a comparable capacity, at the request of the Corporation, to indemnification hereunder (x) shall pertain both as to action or omission to act in his or her official capacity and to action or omission to act in another capacity with respect to the entity of which he or she is a director or officer and no other entity, (y) shall be a contract right and (z) shall include the right to be paid by the Corporation the expenses incurred in any such Proceeding or Derivative Action in advance of the final disposition of such proceeding or Derivative Action upon delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it should be ultimately determined that such person is not entitled to indemnification hereunder or otherwise.

          Section 2. Additional (Permissive) Indemnification of Employees and Agents. Except to the extent prohibited by law and except as herein provided, the Corporation shall have the authority (but not the obligation) to grant the following indemnification to employees and agents of the Corporation and employees and agents of other entities if serving as such at the request of the Corporation:

          (a)  In addition to the indemnification provided in
     Section 1(a)(iii) and Section 6, the Corporation may indemnify (but shall not be required to indemnify) any person who was or is a party or is threatened to be made a party to, or is or may become involved in (as a party or otherwise) any Proceeding (other than an action by or in the right of the Corporation) by reason of the fact that he or she (i) is or was an employee or agent of the Corporation or
     (ii) is or was an employee or agent of the Corporation and is or was serving as an employee or agent of any other corporation or any partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans) at the request of the Corporation, against all Expenses, Liability and Loss actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation (or with respect to employee benefit plans, in a manner such person reasonably believed to be in the best interest of the participants and beneficiaries) and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          (b)  In addition to the indemnification provided in
     Section 1(b)(iii) and Section 6, but subject to Section 4(a), the Corporation may indemnify (but shall not be required to indemnify) any person who was or is a party or is threatened to be made a party to or is or may become involved in (as a party or otherwise) any Derivative Action by reason of the fact that he or she (i) is or was an employee or agent of the Corporation or (ii) is or was an employee or agent of the Corporation and is or was serving as an employee or agent of any other corporation or any partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans) at the request of the Corporation, against expenses (including fees and disbursements of attorneys, accountants and expert witnesses and court costs) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation (or with respect to employee benefit plans, in a manner such person reasonably believed to be in the best interest of the participants and beneficiaries).

          (c) The power of the Corporation to indemnify each employee and agent pursuant to Section 2(a) hereunder (x) shall pertain both as to action or omission to act in such person's official capacity and as to action or omission to act in another capacity while holding such office and (y) shall include the power (but not the obligation) to pay the expenses incurred in any Proceeding or Derivative Action in advance of the final disposition of such Proceeding or Derivative Action upon such terms and conditions, if any, as the Board of Directors of the Corporation deems appropriate.

          Section 3. Right of Claimant to Bring Suit. If the Corporation receives a written claim under Section 1 or Section 6 which it has not paid in full within the Applicable Period, as hereafter defined, after the Corporation receives such claim, the claimant may at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to recover also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with (a) any Proceeding or Derivative Action in advance of its final disposition where the required undertaking has been tendered to the Corporation or (b) any Proceeding or Derivative Action in which the claimant was successful on the merits or otherwise) that the claimant has not met the applicable standards of conduct set forth herein for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standards of conduct set forth herein nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standards of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standards of conduct.

          Section 4.  Limitations on Indemnification.

          (a) No person shall be indemnified under Section 1(b) or Section 2(b) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (b) For purposes of Sections 1 and 2, the termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that any person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          Section 5. Procedure for Obtaining Indemnification. Except as set forth in Section 6, any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, Independent Director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or 2 and, in the case of any indemnification under Section 2, because the Board in its discretion deems such indemnification to be appropriate. Subject to Section 3, such determination shall be made (1) by the Board by a majority vote of a quorum consisting of directors who were not parties to such Proceeding or Derivative Action, (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, (3) by the stockholders or (4) by any court having jurisdiction.

          Section 6. Indemnification of Expenses. To the extent that any person described in Section 1 or 2 hereof has been successful on the merits or otherwise in defense of any Proceeding or Derivative Action, or in defense of any claim, issue or matter described therein, he or she shall be indemnified by the Corporation against expenses (including fees and disbursements of attorneys, accountants, expert witnesses and court costs) actually and reasonably incurred by him or her in connection therewith.

          Section 7.  Non-Exclusivity of Rights.  The
indemnification and advancement of expenses provided by or granted pursuant to the other Sections of this Article shall not be deemed exclusive of any other rights to which those persons seeking indemnification or advancement of expenses under this Article might be entitled under any other bylaw, agreement, vote of stockholders or vote of disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          Section 8. Benefits of Article. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, Independent Director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and other legal representatives of such person.

          Section 9.  Definitions.

          (a) For purposes of Section 3 of this Article, the "Applicable Period" shall be:

               (i)  with respect to claims arising under
          Section 1(a) or Section 1(b), sixty (60) days; and

              (ii)  with respect to claims arising under
          Section 1(c), Section 1(d) or Section 6, ten (10) days.

          (b) For the purposes of this Article, references to the "Corporation" include all constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, "independent director", officer, employee or agent of such a constituent corporation or is or was serving as a director, "independent director", officer, employee or agent of any other corporation, or is or was serving any partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans) in a comparable capacity, at the request of such constituent corporation, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity, but the Corporation shall be obligated to make such indemnification only if and to the extent that such director, "independent director", officer, employee or agent would have had a right to indemnification against the constituent corporation. The Corporation may indemnify a director, "independent director", officer, employee or agent of a constituent corporation if the Corporation would be authorized to indemnify (or would be required to indemnify) such director, "independent director", officer, employee or agent under the provisions of this Article for acts or omissions arising prior to such consolidation or merger.

          Section 10. Severability. If any provision of this Article, or portion thereof, or the application of any such provision to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Article or the application of such provision to any person or circumstance other than those to which it is so determined to be invalid and unenforceable shall not be affected thereby, and each provision hereof shall remain in full force and effect to the fullest extent permitted by law, and any such invalidity in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                           ARTICLE VII
                              Seal

          The seal (if any) of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware" inscribed thereon. The seal may be affixed to any instrument by causing it, or a facsimile thereof, to be impressed or otherwise reproduced thereon.

                          ARTICLE VIII
                             Waiver

          Whenever any notice whatsoever is required to be given by statute or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

                           ARTICLE IX
                   Checks, Notes, Drafts, etc.

          Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board shall from time to time determine.

                            ARTICLE X
                           Amendments

          These By-Laws or any of them may be amended or repealed and new By-Laws may be adopted (a) by the stockholders, at any annual meeting, or at any special meeting called for that purpose, by the vote of a majority of the issued and outstanding stock entitled to vote thereat or (b) by the Board at any duly convened meeting, but any such action of the Board may be amended or repealed by the stockholders at any annual meeting or any special meeting called for that purpose; provided, that no amendment may be made which will conflict with any provision of law or of the Certificate of Incorporation.